UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

Pinnacle Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia 24517-1830

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 369-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On February 23, 2021, Pinnacle Bankshares Corporation (the “Company”) issued a letter, dated February 18, 2021, to shareholders in which the Company announced that its 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) will be held on Tuesday, May 11, 2021, at 10:00 a.m. Eastern Time at Virginia Technical Institute, located at 201 Ogden Road, Altavista, VA 24517. A copy of the Company’s letter to shareholders is attached as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The Company will distribute a proxy statement to shareholders with respect to the 2021 Annual Meeting at a later date, and the Company strongly urges its shareholders to read the proxy statement, and the accompanying proxy card and annual report, as they will contain important information about the Company and the 2021 Annual Meeting. The Company’s shareholders may obtain free copies of these documents once they are available by contacting the Company’s Investor Relations department at (434) 477-5882.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter to Shareholders, dated February 18, 2021, issued February 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION (Registrant)

By:	/s/ Aubrey H. Hall, III
Name:	Aubrey H. Hall, III
Title:	President and Chief Executive Officer

Dated: February 23, 2021